Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

•Full-year 2019 sales were a record $397.6 million, up 22% from 2018
•Fourth quarter sales were $86.4 million, down 14% sequentially and down 4% versus Q4 2018
•Fourth quarter gross margin was 35% versus 36% in Q3 2019 and 35% in Q4 2018
•DynaEnergetics completes previously announced exit of Siberian manufacturing facility and consolidates its manufacturing and distribution infrastructure
•Fourth-quarter and full-year restructuring charges were $13.2 million and $19.5 million, respectively
•Fourth quarter operating income was $499,000; adjusted operating income* was $13.8 million
•Fourth quarter net loss was $5.3 million, or $0.36 loss per diluted share, while adjusted net income* was $9.5 million, or $0.65 per diluted share
•Fourth quarter adjusted EBITDA* was $17.6 million
•Full-year 2019 net income was $34.0 million, or $2.28 per diluted share, while full-year adjusted net income was $55.6 million, or $3.75 per diluted share
•Year-end net cash* was $6.1 million compared with net debt* of $16.0 million at September 30, 2019 and $28.0 million at the end of 2018

BROOMFIELD, Colo. - February 20, 2020 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its fourth quarter and fiscal year ended December 31, 2019.

Fourth quarter sales were $86.4 million, down 14% sequentially versus the 2019 third quarter, and down 4% versus the 2018 fourth quarter. The sales decline was principally due to the previously reported sharp decline in North American well completion activity, which negatively impacted demand at DynaEnergetics, DMC’s oilfield products business. Fourth quarter gross margin was 35% versus 36% in the third quarter and 35% in the prior-year fourth quarter.

Fourth quarter operating income was $499,000 versus $13.1 million in the 2018 fourth quarter. Net loss was $5.3 million, or $0.36 loss per diluted share, versus net income of $15.3 million, or $1.02 per diluted share, in the prior-year fourth quarter.

Adjusted operating income* was $13.8 million, and excludes $13.2 million in restructuring charges ($12.1 million of which were non-cash) principally related to the closure of DynaEnergetics’ manufacturing plant in Tyumen, Siberia. Adjusted net income*, which excludes the restructuring charges, was $9.5 million, or $0.65 per diluted share.

Fourth quarter adjusted EBITDA was $17.6 million versus $23.2 million in the 2019 third quarter and $16.9 million in the prior-year fourth quarter. Cash flow from operations was $29.5 million versus $21.1 million in the fourth quarter of 2018.

Net cash* (cash and cash equivalents less total debt) was $6.1 million versus net debt* (total debt less cash and cash equivalents) of $16.0 million at the end of the 2019 third quarter and $28.0 million at December 31, 2018. Total debt at December 31, 2019, was $14.3 million and the Company’s debt-to-adjusted EBITDA leverage ratio was 0.2.

DynaEnergetics
DynaEnergetics reported fourth quarter sales of $64.6 million, down 16% sequentially and an increase of 2% versus the prior-year fourth quarter. Gross margin was 38% versus 39% in the 2019 third quarter and 39% in the 2018 fourth quarter. Adjusted EBITDA was $18.5 million versus $15.2 million in the 2018 fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $21.8 million, down 4% sequentially and down 20% versus the 2018 fourth quarter. Gross margin was 27%, up from 26% in the 2019 third quarter and 25% in the prior-year fourth quarter. Adjusted EBITDA was $2.4 million versus $4.0 million in the prior-year fourth quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the fourth quarter was 1.03. Order backlog was $31.7 million versus $33.2 million at the end of the third quarter.

Full-year results
Consolidated sales in 2019 were a record $397.6 million, up 22% from $326.4 million in 2018. Gross margin was 36% versus 34% in the prior year.

Operating income was $58.4 million versus $37.4 million in 2018. Excluding $19.5 million in restructuring charges ($16.6 million of which were non-cash), 2019 full-year adjusted operating income was $78.7 million.

Full-year 2019 net income was $34.0 million, or $2.28 per diluted share, while full-year adjusted net income was $55.6 million, or $3.75 per diluted share. Net income in 2018 was $30.5 million, or $2.04 per diluted share, while 2018 adjusted net income was $30.7 million, or $2.07 per diluted share.

Full-year adjusted EBITDA was a record $93.8 million. Adjusted EBITDA in 2018 was $59.6 million and included $7.6 million in litigation expense.

Cash flow from operations was $64.6 million, which excluded $27.2 million in capital expenditures. In 2018, cash flow from operations was $27.6 million, and excluded $45.1 million in capital expenditures. Trailing 12-month return on invested capital was 18%, down from 29% at the end of the third quarter. The decline principally relates to the closure of DynaEnergetics’ manufacturing plant in Tyumen, Siberia, and the write down of the facility’s carrying value.

DynaEnergetics
Full-year sales at DynaEnergetics were a record $310.4 million, up 31% from $237.4 million in 2018. Gross margin was 40%, up from 38% in the prior year. Adjusted EBITDA was $94.5 million versus $58.8 million in the prior year.

NobelClad
NobelClad reported full-year sales of $87.1 million, down 2% from $89.0 million in 2018. Gross margin was 26% versus 23% in the prior year. Adjusted EBITDA was $11.1 million versus $10.8 million in the prior year.

Management Commentary
“Our employees executed extremely well during 2019, and their efforts enabled DMC to deliver record consolidated sales and earnings, strong operating cash flow, and increased shareholder returns that included a significant increase in our annual dividend,” said Kevin Longe, CEO.

“Increased customer adoption of DynaEnergetics’ DynaStage™ DS Factory-Assembled, Performance-Assured™ perforating systems was a key factor in our 2019 performance. More than 20 percent of the perforating systems deployed in North America during 2019 were either DS™ systems, or were enabled by DynaEnergetics’ IS2™ intrinsically safe initiating systems.

“North American well completion activity began slowing in the third quarter of 2019, and the decline accelerated rapidly in the fourth quarter,” Longe said. “This downturn reflects a long-overdue shift in the industry toward capital discipline, free cash flow generation, strengthening of balance sheets, and ultimately, improved returns for investors. While this dynamic has slowed near-term drilling and completion activity, it is necessary for strengthening the health of our industry over the longer term.

“DynaEnergetics capitalized on the fourth-quarter slowdown by accelerating a planned streamlining of its global manufacturing and distribution footprint. This process involved exiting a manufacturing plant in Tyumen, Siberia, and closing distribution facilities in Canada and Oklahoma. DynaEnergetics also accelerated the planned consolidation of its Mt. Braddock, Pennsylvania, assembly operations into its facility in Blum, Texas. We expect approximately $2.0 million in annual cost savings as a result of these initiatives.”

“E&Ps are highly focused on lowering operating costs through more effective well completion programs," Longe added. “Increasingly, these operators are specifying DynaEnergetics’ perforating systems, which remain unmatched in their safety, efficiency and reliability. DynaEnergetics continued to expand its product and technology portfolio during 2019. In addition to launching its DS Trinity™ and DS™ NLine™ systems, DynaEnergetics was awarded 17 new patents and filed 126 patent applications in the U.S. and internationally. It was the most active year ever for patent applications and awards at DynaEnergetics, which currently holds a total of 63 patents and 186 pending patent applications, covering a total of 73 patent families.

Longe continued, “NobelClad’s market development team made significant progress during 2019 at establishing new applications for its composite metal plates. New customers in the aerospace, power generation and engineered wood products sectors have turned to NobelClad’s capabilities to address complex corrosion and temperature resistance issues. NobelClad currently is seeing an anticipated pick up in booking activity for projects expected to ship later this year. We are optimistic 2020 will be a year of growth for NobelClad.

“We have entered 2020 with a strong balance sheet and a very efficient organizational structure,” Longe added. “While current market conditions suggest a relatively slow start to 2020, we are well positioned to navigate the near-term headwinds and pricing pressure in the energy market. We expect financial results to improve at DynaEnergetics and NobelClad as the year progresses. DMC’s financial strength will enable us to continue to invest in research and development, new product introductions, and new market development initiatives. Our focus remains on innovation and achieving profit margins that reflect the inherent value our products deliver to customers.”

Guidance
Michael Kuta, CFO, said first quarter 2020 sales are expected to be in a range of $80 million to $84 million versus the $86.4 million reported in the 2019 fourth quarter. At the business level, DynaEnergetics is expected to report sales in a range of $62 million to $65 million versus the $64.6 million reported in last year’s fourth quarter, while NobelClad’s sales are expected in a range of $18 million to $19 million versus the $21.8 million reported in the 2019 fourth quarter. Consolidated gross margin is expected to be in a range of 34% to 35% versus 35% in last year’s fourth quarter.

First quarter selling, general and administrative (SG&A) expense is expected in a range of $16 million to $17 million versus the $16.2 million reported in the 2019 fourth quarter, while amortization expense is expected to be approximately $350,000. Interest expense is expected to be approximately $400,000.

Adjusted EBITDA is expected in a range of $14 million to $15 million versus $17.6 million in the fourth quarter of 2019. Earnings per share are expected in a range of $0.50 to $0.55 versus adjusted earnings per share of $0.65 in the 2019 fourth quarter.

“With respect to 2020, we anticipate sales will begin to improve during the second quarter as new products from DynaEnergetics take hold in the market,” Kuta said. “However, it is difficult to predict the impact macro developments, such as the Coronavirus outbreak in China, will have on economic activity and oil and gas demand during the balance of the year. Based on our current assessment of the market, we expect full-year 2020 sales in a range of $370 million to $400 million versus the $397.6 million reported in 2019. Sales at DynaEnergetics are expected in a range of $280 million to $300 million versus the $310.4 million reported in 2019, while NobelClad’s sales are expected in a range of $90 million to $100 million versus the $87.1 million in 2019. Full-year gross margin is expected in a range of 34% to 35% versus the 36% reported in 2019."

Full-year SG&A is anticipated in a range of $62 million to $64 million versus the $65.5 million reported in 2019. Full-year amortization expense is expected to be approximately $1.3 million versus the $1.5 million reported in 2019.

Interest expense in 2020 is expected to be approximately $700,000, down from the $1.6 million reported in 2019. The effective tax rate for 2020 is expected to be in a range of 28% to 29%.

Adjusted EBITDA is expected to be in a range of $80 million to $90 million versus adjusted EBITDA of $93.8 million in 2019. Full-year net income per share is expected in a range of $3.00 to $3.30 versus adjusted net income per share of $3.75 reported in fiscal 2019.

Capital expenditures in 2020 are expected to be in a range of $20 million to $25 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live at: https://www.investornetwork.com/event/presentation/58664, or by dialing 844-407-9500 (862-298-0850 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through February 27, 2020, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID
#58664.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income, adjusted net income, adjusted gross margin, adjusted diluted earnings per share, net debt, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income is defined as operating income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted gross margin is defined as gross margin plus inventory write downs associated with restructuring. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net debt is defined as total debt less cash and cash equivalents. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash or net debt is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income, adjusted net income, adjusted gross margin and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income, net income and diluted earnings per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including first quarter and full-year 2020 guidance on sales, gross margin, adjusted gross margin, SG&A, amortization expenses, adjusted earnings per share, adjusted EBITDA and interest expense; expected capital expenditures in 2020; expected cost savings from DynaEnergetics’ streamlining of manufacturing and distribution infrastructure; our expectations regarding NobelClad booking activity later in 2020; our belief that 2020 could be year of meaningful growth for NobelClad and our expectation that our financial results will improve as the year progresses. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; potential supply-chain disruptions, including as may be related to the coronavirus; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2018. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
NET SALES	$86,367	$100,094	$90,318	-14%	-4%
COST OF PRODUCTS SOLD	56,146	63,870	58,879	-12%	-5%
Gross profit	30,221	36,224	31,439	-17%	-4%
Gross profit percentage	35.0%	36.2%	34.8%
COSTS AND EXPENSES:
General and administrative expenses	9,220	10,128	10,902	-9%	-15%
Selling and distribution expenses	6,944	6,983	6,334	-1%	10%
Amortization of purchased intangible assets	355	394	579	-10%	-39%
Restructuring expenses, net and asset impairments	13,203	5,898	561	124%	2,253%
Total costs and expenses	29,722	23,403	18,376	27%	62%
OPERATING INCOME	499	12,821	13,063	-96%	-96%
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(661)	170	(163)	-489%	-306%
Interest expense, net	(385)	(387)	(519)	1%	26%
INCOME (LOSS) BEFORE INCOME TAXES	(547)	12,604	12,381	-104%	-104%
INCOME TAX (BENEFIT) PROVISION	4,741	5,689	(2,890)	-17%	264%
NET INCOME (LOSS)	(5,288)	6,915	15,271	-176%	-135%
NET INCOME (LOSS) PER SHARE:
Basic	$(0.36)	$0.47	$1.02	-177%	-135%
Diluted	$(0.36)	$0.46	$1.02	-178%	-135%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,640,110	14,632,276	14,576,522	—%	—%
Diluted	14,640,110	14,851,166	14,676,240	-1%	—%
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.125	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
NET SALES	$397,550	$326,429	22%
COST OF PRODUCTS SOLD	252,627	215,734	17%
Gross profit	144,923	110,695	31%
Gross profit percentage	36.5%	33.9%
COSTS AND EXPENSES:
General and administrative expenses	37,976	38,452	-1%
Selling and distribution expenses	27,475	22,761	21%
Amortization of purchased intangible assets	1,544	2,944	-48%
Restructuring expenses, net and asset impairments	19,503	1,114	1651%
Anti-dumping duty penalties	—	8,000	-100%
Total costs and expenses	86,498	73,271	18%
OPERATING INCOME	58,425	37,424	56%
OTHER EXPENSE:
Other expense, net	(169)	(1,202)	86%
Interest expense, net	(1,554)	(1,615)	4%
INCOME BEFORE INCOME TAXES	56,702	34,607	64%
INCOME TAX PROVISION	22,661	4,134	448%
NET INCOME	34,041	30,473	12%
NET INCOME PER SHARE:
Basic	$2.29	$2.05	12%
Diluted	$2.28	$2.04	12%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,579,608	14,529,745	—%
Diluted	14,655,350	14,620,635	—%
DIVIDENDS DECLARED PER COMMON SHARE	$0.29	$0.08

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
Net sales	$64,604	$77,356	$63,178	-16%	2%
Gross profit	24,586	30,543	24,744	-20%	-1%
Gross profit percentage	38.1%	39.5%	39.2%
COSTS AND EXPENSES:
General and administrative expenses	3,516	5,048	6,577	-30%	-47%
Selling and distribution expenses	4,119	4,405	4,016	-6%	3%
Amortization of purchased intangible assets	260	299	482	-13%	-46%
Restructuring expenses, net and asset impairments	12,744	5,880	—	117%	n/a
Operating income	3,947	14,911	13,669	-74%	-71%
Adjusted EBITDA	$18,472	$23,193	$15,247	-20%	21%

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
Net sales	$310,424	$237,448	31%
Gross profit	122,703	90,623	35%
Gross profit percentage	39.5%	38.2%
COSTS AND EXPENSES:
General and administrative expenses	16,876	21,097	-20%
Selling and distribution expenses	17,260	14,509	19%
Amortization of purchased intangible assets	1,162	2,541	-54%
Restructuring expenses, net and asset impairments	18,624	—	n/a
Anti-dumping duty penalties	—	8,000	-100%
Operating income	68,781	44,476	55%
Adjusted EBITDA	$94,541	$58,784	61%

NobelClad

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
Net sales	$21,763	$22,738	$27,140	-4%	-20%
Gross profit	5,786	5,811	6,799	—%	-15%
Gross profit percentage	26.6%	25.6%	25.1%
COSTS AND EXPENSES:
General and administrative expenses	1,324	1,032	1,217	28%	9%
Selling and distribution expenses	2,687	2,447	2,216	10%	21%
Amortization of purchased intangible assets	95	95	97	—%	-2%
Restructuring expenses, net and asset impairments	459	18	561	2,450%	-18%
Operating income	1,221	2,219	2,708	-45%	-55%
Adjusted EBITDA	$2,390	$3,082	$4,047	-22%	-41%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
Net sales	$87,126	$88,981	-2%
Gross profit	22,840	20,414	12%
Gross profit percentage	26.2%	22.9%
COSTS AND EXPENSES:
General and administrative expenses	4,703	4,522	4%
Selling and distribution expenses	9,683	7,876	23%
Amortization of purchased intangible assets	382	403	-5%
Restructuring expenses, net and asset impairments	879	1,114	-21%
Operating income	7,193	6,499	11%
Adjusted EBITDA	$11,118	$10,825	3%

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DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(unaudited)

				Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	From year-end

ASSETS

Cash and cash equivalents	$20,353	$12,183	$13,375	67%	52%
Accounts receivable, net	60,855	71,689	59,709	-15%	2%
Inventories	53,728	58,923	51,074	-9%	5%
Other current assets	9,417	9,206	8,058	2%	17%

Total current assets	144,353	152,001	132,216	-5%	9%

Property, plant and equipment, net	108,234	103,670	95,140	4%	14%
Purchased intangible assets, net	5,880	6,251	8,589	-6%	-32%
Other long-term assets	18,954	13,893	4,473	36%	324%

Total assets	$277,421	$275,815	$240,418	1%	15%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$34,758	$24,306	$24,243	43%	43%
Accrued anti-dumping penalties	—	—	8,000	n/a	-100%
Contract liabilities	2,736	2,563	1,140	7%	140%
Dividend payable	1,866	1,866	295	—%	533%
Accrued income taxes	9,651	10,427	9,545	-7%	1%
Current portion of long-term debt	3,125	3,125	3,125	—%	—%
Other current liabilities	19,287	21,671	18,217	-11%	6%

Total current liabilities	71,423	63,958	64,565	12%	11%

Long-term debt	11,147	25,010	38,230	-55%	-71%
Deferred tax liabilities	3,786	1,469	379	158%	899%
Other long-term liabilities	18,924	18,302	2,958	3%	540%
Stockholders' equity	172,141	167,076	134,286	3%	28%

Total liabilities and stockholders' equity	$277,421	$275,815	$240,418	1%	15%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,288)	$6,915	$15,271
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,138	2,223	1,777
Amortization of purchased intangible assets	355	394	579
Amortization of deferred debt issuance costs	48	47	46
Stock-based compensation	1,296	1,242	918
Deferred income taxes	2,629	1,236	(3,929)
Loss on disposal of property, plant and equipment	187	26	48
Restructuring expenses, net and asset impairments	13,203	5,898	561
Change in working capital, net	14,930	(6,187)	5,822
Net cash provided by operating activities	29,498	11,794	21,093
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(4,833)	(6,094)	(18,521)
Proceeds on sale of property, plant and equipment	5	—	—
Net cash used in investing activities	(4,828)	(6,094)	(18,521)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving loans	(6,130)	(7,000)	(6,150)
(Payments) borrowing on capital expenditure facility	(7,781)	(782)	6,010
Payment of dividends	(1,866)	(298)	(298)
Payment of deferred debt issuance costs	—	—	(4)
Net proceeds from issuance of common stock	199	—	210
Treasury stock purchases	(24)	(123)	—
Net cash used in financing activities	(15,602)	(8,203)	(232)
EFFECTS OF EXCHANGE RATES ON CASH	(898)	(195)	(63)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,170	(2,698)	2,277
CASH AND CASH EQUIVALENTS, beginning of the period	12,183	14,881	11,098
CASH AND CASH EQUIVALENTS, end of the period	$20,353	$12,183	$13,375

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2019	Dec 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,041	$30,473
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,316	6,576
Amortization of purchased intangible assets	1,544	2,944
Amortization of deferred debt issuance costs	178	314
Stock-based compensation	5,204	3,580
Deferred income taxes	4,289	(3,653)
Loss on disposal of property, plant and equipment	530	78
Restructuring expenses, net and asset impairments	19,503	1,114
Transition tax liability	—	(679)
Change in working capital, net	(9,011)	(13,109)
Net cash provided by operating activities	64,594	27,638
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(27,210)	(45,095)
Proceeds on sale of property, plant and equipment	1,263	—
Net cash used in investing activities	(25,947)	(45,095)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving loans	(17,129)	(1,628)
(Payments) borrowings on capital expenditure facility	(10,125)	25,000
Payment of dividends	(2,762)	(1,189)
Payment of deferred debt issuance costs	—	(314)
Net proceeds from issuance of common stock	557	442
Treasury stock purchases	(1,103)	(453)
Net cash provided by (used in) financing activities	(30,562)	21,858
EFFECTS OF EXCHANGE RATES ON CASH	(1,107)	(9)

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,978	4,392
CASH AND CASH EQUIVALENTS, beginning of the period	13,375	8,983
CASH AND CASH EQUIVALENTS, end of the period	$20,353	$13,375

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DMC Global Inc.

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
Net income (loss)	$(5,288)	$6,915	$15,271	-176%	-389%
Interest expense, net	385	387	519	-1%	-35%
Income tax (benefit) provision	4,741	5,689	(2,890)	-17%	-264%
Depreciation	2,138	2,223	1,777	-4%	20%
Amortization of purchased intangible assets	355	394	579	-10%	-63%

EBITDA	2,331	15,608	15,256	-85%	-554%
Restructuring expenses, net and asset impairments	13,203	5,898	561	124%	2,253%
Restructuring related inventory write down	—	630	—	-100%	n/a
Restructuring related accounts receivable write off	131	—	—	n/a	n/a
Stock-based compensation	1,296	1,242	918	4%	41%
Other expense (income), net	661	(170)	163	489%	306%

Adjusted EBITDA	$17,622	$23,208	$16,898	-24%	4%

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
Net income	$34,041	$30,473	12%
Interest expense, net	1,554	1,615	-4%
Income tax provision	22,661	4,134	448%
Depreciation	8,316	6,576	26%
Amortization of purchased intangible assets	1,544	2,944	-48%

EBITDA	68,116	45,742	49%
Restructuring expenses, net and asset impairments	19,503	1,114	1,651%
Restructuring related inventory write down	630	—	n/a
Restructuring related accounts receivable write off	131	—	n/a
Anti-dumping duty penalties	—	8,000	-100%
Stock-based compensation	5,204	3,580	45%
Other expense, net	169	1,202	-86%

Adjusted EBITDA	$93,753	$59,638	57%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted operating income

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
Operating income, as reported	$499	$12,821	$13,063	-96%	-2%
Restructuring programs:
NobelClad	458	18	561	2,444%	-97%
DynaEnergetics	12,745	5,880	—	117%	n/a
Restructuring related inventory write down	—	630	—	-100%	n/a
Restructuring related accounts receivable write off	131	—	—	n/a	n/a

Adjusted operating income	$13,833	$19,349	$13,624	-29%	42%

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
Operating income, as reported	$58,425	$37,424	56%
Restructuring programs:
NobelClad	872	1,114	-22%
DynaEnergetics	18,631	—	n/a
Restructuring related inventory write down	630	—	n/a
Restructuring related accounts receivable write off	131	—	n/a
Anti-dumping duty penalties	—	8,000	-100%

Adjusted operating income	$78,689	$46,538	69%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Net Income and Diluted Income per Share

	Three months ended December 31, 2019
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(547)	$4,741	$(5,288)	$(0.36)
Restructuring programs:
NobelClad	458	4	454	0.03
DynaEnergetics	12,745	160	12,585	0.86
Restructuring related accounts receivable write off	131	—	131	0.01
Impact of tax valuation allowances	—	(1,647)	1,647	0.11

Net income, excluding charges	$12,787	$3,258	$9,529	$0.65

	Three months ended September 30, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$12,604	$5,689	$6,915	$0.46
Restructuring programs:
NobelClad	18	—	18	—
DynaEnergetics	5,880	77	5,803	0.40
Restructuring related inventory write down	630	—	630	0.04

Net income, excluding charges	$19,132	$5,766	$13,366	$0.90

	Three months ended December 31, 2018
	Pre-Tax	Tax	Net	Diluted EPS
Net income, as reported	$12,381	$(2,890)	$15,271	$1.02
Restructuring programs:
NobelClad	561	—	561	0.04
Impact of tax valuation allowances	—	8,860	(8,860)	(0.60)

Net income, excluding charges	$12,942	$5,970	$6,972	$0.46

	Twelve months ended December 31, 2019
	Pre-Tax	Tax	Net	Diluted EPS
Net income, as reported	$56,702	$22,661	$34,041	$2.28
Restructuring programs:
NobelClad	873	33	840	0.06
DynaEnergetics	18,625	239	18,386	1.25
Restructuring related inventory write down	630	109	521	0.04
Restructuring related accounts receivable write off	131	—	131	0.01
Impact of tax valuation allowances	—	(1,647)	1,647	0.11

Net income, excluding charges	$76,961	$21,395	$55,566	$3.75

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended December 31, 2018
	Pre-Tax	Tax	Net	Diluted EPS
Net income, as reported	$34,607	$4,134	$30,473	$2.04
Restructuring programs:
NobelClad	1,114	—	1,114	0.08
Accrued anti-dumping duties	8,000	—	8,000	0.55
Impact of tax valuation allowances	—	8,860	(8,860)	(0.60)

Net income, excluding charges	$43,721	$12,994	$30,727	$2.07

Return on Invested Capital

		Three months ended
		Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019
Operating income		$13,063	$20,452	$24,653	$12,821	$499
Income tax provision (benefit) (1)		(2,809)	4,990	7,371	5,782	5,227
Net operating profit after taxes (NOPAT)		15,872	15,462	17,282	7,039	(4,728)
Trailing Twelve Months NOPAT					55,655	35,055

	Balances as of
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019
Allowance for doubtful accounts	$490	$513	$574	$428	$405	$967
Deferred tax assets	—	(4,001)	(3,843)	(3,656)	(3,431)	(3,836)
Deferred tax liabilities	849	379	880	458	1,469	3,786
Accrued income taxes	9,299	9,545	5,367	9,419	10,427	9,651
Current portion of lease liabilities	—	—	2,122	2,016	1,944	1,716
Long-term portion of lease liabilities	—	—	6,157	9,506	9,487	9,777
Current portion of long-term debt	—	3,125	3,125	3,125	3,125	3,125
Long-term debt	41,454	38,230	40,239	32,744	25,010	11,147
Total stockholders' equity	119,390	134,286	148,911	163,501	167,076	172,141
Total invested capital	171,482	182,077	203,532	217,541	215,512	208,474
Average invested capital				187,058	193,497	195,276

Trailing Twelve Months Return on Invested Capital (ROIC)			25%	29%	29%	18%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

(1) Tax calculation for NOPAT:
	Three months ended	Twelve months ended	Three months ended				Twelve months ended
	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2019
Income before income taxes	$12,381	$34,607	$20,058	$24,587	$12,604	$(547)	56,702
Income tax provision (benefit)	(2,890)	4,134	4,888	7,343	5,689	4,741	22,661
Effective tax rate	(23.3)%	11.9%	24.4%	29.9%	45.1%	(866.7)%	40.0%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DynaEnergetics

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
Operating income	$3,947	$14,911	$13,669	-74%	-71%
Adjustments:
Restructuring expenses, net and asset impairments	12,744	5,880	—	117%	n/a
Restructuring related inventory write down	—	630	—	-100%	n/a
Restructuring related accounts receivable write off	131	—	—	n/a	n/a

Adjusted operating income	16,822	21,421	13,669	-21%	23%
Depreciation	1,390	1,473	1,096	-6%	27%
Amortization of purchased intangible assets	260	299	482	-13%	-46%

Adjusted EBITDA	$18,472	$23,193	$15,247	-20%	21%

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
Operating income	$68,781	$44,476	55%
Adjustments:
Restructuring expenses, net and asset impairments	18,624	—	n/a
Restructuring related inventory write down	630	—	n/a
Restructuring related accounts receivable write off	131	—	n/a
Anti-dumping duty penalties	—	8,000	-100%

Adjusted operating income	88,166	52,476	68%
Depreciation	5,213	3,767	38%
Amortization of purchased intangible assets	1,162	2,541	-54%

Adjusted EBITDA	$94,541	$58,784	61%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

NobelClad

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Sequential	Year-on-year
Operating income	$1,221	$2,219	$2,708	-45%	-55%
Adjustments:
Restructuring expenses, net and asset impairments	459	18	561	2,450%	-18%

Adjusted operating income	1,680	2,237	3,269	-25%	-49%
Depreciation	615	750	681	-18%	-10%
Amortization of purchased intangible assets	95	95	97	—%	-2%

Adjusted EBITDA	$2,390	$3,082	$4,047	-22%	-41%

	Twelve months ended		Change
	Dec 31, 2019	Dec 31, 2018	Year-on-year
Operating income	$7,193	$6,499	11%
Adjustments:
Restructuring expenses, net and asset impairments	879	1,114	-21%

Adjusted operating income	8,072	7,613	6%
Depreciation	2,664	2,809	-5%
Amortization of purchased intangible assets	382	403	-5%

Adjusted EBITDA	$11,118	$10,825	3%